UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2020

HARTMAN vREIT XXI, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-232308	38-3978914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2909 Hillcroft, Suite 420, Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 467-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company x

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. x

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On May 14, 2020, the board of directors of Hartman vREIT XXI, Inc. (the “Company”) appointed Richard R. Ruskey to serve as an independent director of the Company, effective as of May 14, 2020. There are no related party transactions involving Mr. Ruskey that are reportable under Item 404(a) of Regulation S-K.

Richard R. Ruskey, age 64, served as an independent director of Hartman Short Term Income Properties XX, Inc. since April 2011. Mr. Ruskey began his professional career in 1978 as a Certified Public Accountant with the accounting firm of Peat, Marwick, Mitchell, & Co. in St. Louis, Missouri where he obtained extensive experience in both the audit and tax departments. In 1983 he joined the firm of Deloitte, Haskins, & Sells as a manager in the tax department. In 1986 Mr. Ruskey transitioned into the security brokerage industry as the chief financial officer of Westport Financial Group. Within a one-year period he became a full-time broker and due diligence officer for the firm. In 1990 he continued his career in financial services by joining the broker dealer firm of R. T. Jones Capital Equities, Inc. where he served as due diligence officer. In June 2010 Mr. Ruskey joined the broker dealer firm of Moloney Securities Co. Inc. where he currently serves as an investment broker and as a senior due diligence analyst. He is a Certified Public Accountant and Certified Financial Planner and is a member of the American Institute of Certified Public Accountants and the Missouri Society of Certified Public Accountants. He has been an active investor in numerous real estate and business ventures throughout his 30 year career in financial services. Mr. Ruskey received dual B.S. degrees in Accounting and Finance from Southern Illinois University – Carbondale.

Our board of directors, excluding Mr. Ruskey, has determined that the experience as a certified public accountant and leadership positions previously and currently held by Mr. Ruskey, including experience Mr. Ruskey has accumulated from analyzing and advising with respect to investments in commercial real estate and debt, have provided Mr. Ruskey with the experiences, attributes and skills necessary to effectively carry out the duties and responsibilities of a director.

Our board of directors also appointed Mr. Ruskey to serve as member and chairman of the Audit Committee in order to fill the vacancy on the Audit Committee created by Mr. Cardwell’s resignation.

Resignation of Director

On May 14, 2020, James A. (Jack) Cardwell, an independent director on the Company’s board of directors, notified the Company of his resignation from the board of directors and as member and chairman of the Company’s Audit Committee effective immediately. Mr. Cardwell’s resignation was not the result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.

Item 8.01 Other Events.

On May 14, 2020, the Company closed a tender offer for the purchase of 681,388 shares of common stock of Hartman Income REIT, Inc. for $3,454,600. Hartman Income REIT, Inc. is the parent company of our property manager and sponsor. The tender offer was oversubscribed by 281,388 shares at the offer price of $5.00 per share. The board of directors authorized acceptance of the oversubscribed shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN vREIT XXI, Inc.
(Registrant)
Date: May 19, 2020	By:	/s/ Louis T. Fox, III
Chief Financial Officer